EXHIBIT 10.1

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
745 5th Avenue, 18th Floor
New York, New York 10151

October 29, 2007

PRC Williston LLC
777 Post Oak Blvd.
Suite 910
Houston, Texas 77056
Attention: Wayne P. Hall, Chief Executive Officer

Re:
Credit Agreement dated as of February 16, 2007 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among PRC Williston LLC (the “Borrower”) D. B. Zwirn Special Opportunities Fund, L.P., as Administrative Agent ("Administrative Agent") and the financial institutions that are or may become lenders thereunder ("Lenders").

Ladies and. Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes.  Any capitalized term used herein that is not defined herein shall have the meaning attributed to it in the Credit Agreement.  Unless otherwise noted herein, all references to sections herein shall refer to sections in the Credit Agreement.  You have requested that the Lenders and the Administrative Agent waive the requirements of Section 10.01 with respect to the financial covenants provided for therein for the fiscal quarter ending September 30, 2007.  Administrative Agent and the Lenders agree that Borrower is not required to comply with Section 10.01 with respect to meeting the financial covenant ratios provided for therein for the fiscal quarter ending September 30, 2007.

Except for the waivers as specifically provided for herein or in the letter agreements dated August 27, 2007 and September 19, 2007 between Administrative Agent and Borrower, Borrower acknowledges and agrees that there are no other amendments, modifications or waivers with respect to the Credit Agreement and that the Credit Agreement remains in full force and effect as originally entered into.  This Letter Agreement shall be deemed a Loan Document for all purposes.

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If the foregoing is acceptable to you please indicate your acknowledgement and agreement to the terms and provisions of this Letter Agreement by executing this Letter Agreement in the space provided below.

Sincerely,

D.H. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Administrative Agent

By:	D.B. Zwirn Partners, LLC, its general partner

By:	/s/ Lawrence D. Cutler
Name:	Lawrence D. Cutler
Title:	Authorized Signatory

AGREED TO AND ACCEPTED
THIS __TH DAY OF OCTOBER, 2007:

PRC WILLISTON LLC

By:           /s/ Wayne P. Hall
Name:      Wayne P. Hall
Title:        CEO